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                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Jay Cooney
+1.267.946.1407	+1.267.857.8017
dmartin@enviri.com	jcooney@enviri.com

FOR IMMEDIATE RELEASE

ENVIRI CORPORATION REPORTS SECOND QUARTER 2023 RESULTS

•Second Quarter Revenues from Continuing Operations Totaled $520 Million, an Increase of 8 Percent Over the Prior-Year Quarter

•Q2 GAAP Operating Income from Continuing Operations of $24 Million

•Adjusted EBITDA from Continuing Operations in Q2 Totaled $78 million, an Increase of 58 Percent Over the Prior-Year Quarter

•Credit Agreement Net Leverage Ratio Declined to 4.6x at Quarter-End From 5.3x at the End of 2022 Due to Continued Strong Operating Performance

•Harsco Rail Successfully Renegotiated Long-term Supply Agreement with Network Rail

•Full Year 2023 Adjusted EBITDA Guidance Range Increased to Between $270 Million and $285 Million; From Prior Range of $260 Million to $275 Million

PHILADELPHIA (August 2, 2023) - Enviri Corporation (NYSE: NVRI) today reported second quarter 2023 results. On a U.S. GAAP ("GAAP") basis, the second quarter of 2023 diluted loss per share from continuing operations was $0.18, after unusual items including an asset impairment charge, strategic costs and an additional gain on a lease termination. Adjusted diluted earnings per share from continuing operations in the second quarter of 2023 was $0.01. These figures compare with second quarter of 2022 GAAP diluted loss per share from continuing operations of $1.34, including a Clean Earth non-cash goodwill impairment charge and other unusual items, and adjusted diluted earnings per share from continuing operations of $0.01.

GAAP operating income from continuing operations for the second quarter of 2023 was $24 million. Adjusted EBITDA was $78 million in the quarter, compared to the Company's previously provided guidance range of $65 million to $72 million.

“Enviri delivered strong quarterly results supported by our team’s consistent execution across the business, efficiency initiatives, as well as favorable pricing,“ said Enviri Chairman and CEO Nick Grasberger. “Our leverage also declined further, as expected. In addition, I’m very pleased that we were able to settle our disputes with Stericycle, an important customer and supplier, amicably and to the parties’ mutual satisfaction.

“Our process to divest our Rail business has also progressed, with support from the recently agreed contract amendment with Network Rail that significantly reduced the risks associated with that contract and favorable business trends.

"Looking ahead, given our continued positive momentum, we are again raising guidance for the year. We are confident that continued execution against our strategic initiatives, along with our focus on deleveraging and driving stronger cash flow will create increased value for stakeholders over time.”

Enviri Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2023	Q2 2022
Revenues	$520	$481
Operating income/(loss) from continuing operations - GAAP	$24	$(97)
Diluted EPS from continuing operations - GAAP	$(0.18)	$(1.34)
Adjusted EBITDA - Non GAAP	$78	$49
Adjusted EBITDA margin - Non GAAP	14.9%	10.2%
Adjusted diluted EPS from continuing operations - Non GAAP	$0.01	$0.01
Note: Adjusted diluted earnings (loss) per share from continuing operations and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures.

Consolidated Second Quarter Operating Results
Consolidated revenues from continuing operations were $520 million, an increase of 8 percent compared with the prior-year quarter. Both Harsco Environmental and Clean Earth realized an increase in revenues compared to the second quarter of 2022 due to higher services pricing and demand. Foreign currency translation negatively impacted second quarter 2023 revenues by approximately $4 million (1 percent), compared with the prior-year period.
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The Company's GAAP operating income from continuing operations was $24 million for the second quarter of 2023, compared with a GAAP operating loss of $97 million in the same quarter of 2022. Meanwhile, adjusted EBITDA totaled $78 million in the second quarter of 2023 versus $49 million in the second quarter of the prior year. Clean Earth achieved significantly higher adjusted EBITDA relative to the prior-year quarter, while Harsco Environmental's adjusted EBITDA also increased versus the comparable quarter of 2022.

Second Quarter Business Review

Harsco Environmental

($ in millions)	Q2 2023	Q2 2022
Revenues	$290	$278
Operating income - GAAP	$13	$24
Adjusted EBITDA - Non GAAP	$53.2	$52.7
Adjusted EBITDA margin - Non GAAP	18.4%	19.0%

Harsco Environmental revenues totaled $290 million in the second quarter of 2023, an increase of 4 percent compared with the prior-year quarter. This increase is attributable to higher services and products demand as well as price increases. The segment's GAAP operating income and adjusted EBITDA totaled $13 million and $53 million, respectively, in the second quarter of 2023. These figures compare with GAAP operating income of $24 million and adjusted EBITDA of $53 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned items partially offset by FX translation impacts and lower commodity prices.

Clean Earth

($ in millions)	Q2 2023	Q2 2022
Revenues	$231	$203
Operating income (loss) - GAAP	$23	$(112)
Adjusted EBITDA - Non GAAP	$35	$5
Adjusted EBITDA margin - Non GAAP	15.0%	2.3%

Clean Earth revenues totaled $231 million in the second quarter of 2023, a 13 percent increase over the prior-year quarter as a result of higher services pricing as well as higher volumes. Segment results also reflect the settlement with Stericycle of all significant disputes, including a pricing dispute for services performed in prior periods, which was recently reached amicably and to the parties’ mutual satisfaction. The segment's GAAP operating income was $23 million and adjusted EBITDA was $35 million in the second quarter of 2023. These figures compare with a GAAP operating loss of $112
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million and adjusted EBITDA of $5 million in the prior-year period. The year-on-year improvement in adjusted earnings reflects the above mentioned factors as well as cost reduction and efficiency initiatives, partially offset by higher labor/compensation and disposal expenditures. As a result, Clean Earth's adjusted EBITDA margin increased to 15.0 percent in the second quarter of 2023 versus 2.3 percent in the comparable quarter of 2022.

Cash Flow
Net cash used by operating activities was $9 million in the second quarter of 2023, compared with net cash provided by operating activities of $152 million in the prior-year period. Free cash flow (excluding Rail) was $(23) million in the second quarter of 2023, compared with $132 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is mainly attributable to working capital (including the impact of the Company's accounts receivable securitization transaction in the prior year) and the timing of certain payments as well as higher interest and net capital spending.

2023 Outlook
The Company has increased its 2023 guidance for Adjusted EBITDA from the outlook provided with its first quarter 2023 results, reflecting the Company's second quarter performance and positive business momentum. Key business drivers for each segment as well as other guidance details in 2023 are as follows:

Harsco Environmental adjusted EBITDA is projected to be modestly above prior-year results. For the year, higher services pricing, restructuring benefits, site improvement initiatives and new contracts are expected to be partially offset by FX translation impacts and lower commodity prices.

Clean Earth adjusted EBITDA is expected to significantly increase versus 2022, as a result of higher services pricing as well as cost reduction and operational improvement actions, offsetting the impacts of continued labor-market and supply-chain (disposal) tightness.

Corporate spending is anticipated to be higher relative to the prior year due to the normalization of certain expenditures, including travel and higher planned incentive compensation.

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2023 Full Year Outlook (Continuing Operations)	Current	Prior
GAAP Operating Income/(Loss)	$97 - $112 million	$101 - $116 million
Adjusted EBITDA	$270 - $285 million	$260 - $275 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.42) - $(0.58)	$(0.33) - $(0.54)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.09) - $(0.25)	$(0.12) - $(0.33)
Free Cash Flow	$30 - $50 million	$25 - $45 million
Net Interest Expense	$94 - $95 million	$92 - $95 million
Account Receivable Securitization Fees	$10 million	$10 million
Pension Expense (Non-Operating)	$21 - $22 million	$20 - $22 million
Tax Expense, Excluding Any Unusual Items	$13 - $17 million	$12 - $15 million
Net Capital Expenditures	$125 - $135 million	$125 - $135 million

Q3 2023 Outlook (Continuing Operations)
GAAP Operating Income	$24 - $31 million
Adjusted EBITDA	$67 - $74 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.06) - $(0.14)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$0.00 - $(0.07)

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.enviri.com. The live call also can be accessed by dialing (800) 715-9871, or (646) 307-1963 for international callers. Please ask to join the Enviri Corporation call and reference conference ID 2850214. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

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Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or health conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company's ability to negotiate, complete, and integrate strategic transactions; (13) failure to complete a process for the divestiture of the Rail segment on satisfactory terms, or at all; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (18)
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implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the risk that the Company may be unable to implement fully and successfully the expected incremental actions at the Clean Earth segment due to market conditions or otherwise and may fail to deliver the expected resulting benefits; and (21) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part II, Item 1A, "Risk Factors," of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2023, and Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below.

Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

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Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Free cash flow is meaningful to investors because management reviews Free cash flow for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. Free cash flow excludes the former Harsco Rail Segment since the segment is reported as discontinued operations. This presentation provides a basis for comparison of ongoing operations and prospects.
About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
(In thousands, except per share amounts)	2023		2022	2023	2022
Revenues from continuing operations:
Revenues	$520,168		$481,052	$1,015,821	$933,849
Costs and expenses from continuing operations:
Cost of sales	406,627		403,199	807,315	780,218
Selling, general and administrative expenses	76,850		67,935	148,785	137,088
Research and development expenses	500		296	676	352
Goodwill impairment charge	—		104,580	—	104,580
Property, plant and equipment impairment charge	14,099		—	14,099	—
Other (income) expenses, net	(2,223)		2,045	(8,374)	866
Total costs and expenses	495,853		578,055	962,501	1,023,104
Operating income (loss) from continuing operations	24,315		(97,003)	53,320	(89,255)
Interest income	1,567		693	3,022	1,337
Interest expense	(25,724)		(16,692)	(50,052)	(31,784)
Facility fees and debt-related income (expense)	(2,730)		2,149	(5,093)	1,617
Defined benefit pension income (expense)	(5,407)		2,247	(10,742)	4,657
Income (loss) from continuing operations before income taxes and equity income	(7,979)		(108,606)	(9,545)	(113,428)
Income tax benefit (expense) from continuing operations	(10,319)		3,115	(17,242)	1,894
Equity income (loss) of unconsolidated entities, net	(309)		(114)	(442)	(245)
Income (loss) from continuing operations	(18,607)		(105,605)	(27,229)	(111,779)
Discontinued operations:
Income (loss) from discontinued businesses	7,556		1,879	8,175	(37,218)
Income tax benefit (expense) from discontinued businesses	(4,787)		(770)	(5,374)	5,821
Income (loss) from discontinued operations, net of tax	2,769		1,109	2,801	(31,397)
Net income (loss)	(15,838)		(104,496)	(24,428)	(143,176)
Less: Net (income) loss attributable to noncontrolling interests	4,399		(1,095)	3,464	(2,254)
Net income (loss) attributable to Enviri Corporation	$(11,439)		$(105,591)	$(20,964)	$(145,430)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(14,208)		$(106,700)	$(23,765)	$(114,033)
Income (loss) from discontinued operations, net of tax	2,769		1,109	2,801	(31,397)
Net income (loss) attributable to Enviri Corporation common stockholders	$(11,439)		$(105,591)	$(20,964)	$(145,430)

Weighted-average shares of common stock outstanding	79,816		79,509	79,725	79,437
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.18)		$(1.34)	$(0.30)	$(1.44)
Discontinued operations	$0.03		$0.01	$0.04	$(0.40)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.14)	(a)	$(1.33)	$(0.26)	$(1.83)	(a)

Diluted weighted-average shares of common stock outstanding	79,816		79,509	79,725	79,437
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.18)		$(1.34)	$(0.30)	$(1.44)
Discontinued operations	$0.03		$0.01	$0.04	$(0.40)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.14)	(a)	$(1.33)	$(0.26)	$(1.83)	(a)
(a) Does not total due to rounding

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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS
(In thousands)	June 30 2023	December 31 2022
ASSETS
Current assets:
Cash and cash equivalents	$85,484	$81,332
Restricted cash	3,882	3,762
Trade accounts receivable, net	296,521	264,428
Other receivables	41,941	25,379
Inventories	84,644	81,375
Prepaid expenses	22,142	30,583
Current portion of assets held-for-sale	271,189	266,335
Other current assets	19,121	14,541
Total current assets	824,924	767,735
Property, plant and equipment, net	649,662	656,875
Right-of-use assets, net	98,662	101,253
Goodwill	764,949	759,253
Intangible assets, net	339,076	352,160
Deferred income tax assets	14,804	17,489
Assets held-for-sale	90,541	70,105
Other assets	70,019	65,984
Total assets	$2,852,637	$2,790,854
LIABILITIES
Current liabilities:
Short-term borrowings	$3,853	$7,751
Current maturities of long-term debt	14,595	11,994
Accounts payable	212,570	205,577
Accrued compensation	51,973	43,595
Income taxes payable	5,337	3,640
Current portion of operating lease liabilities	26,140	25,521
Current portion of liabilities of assets held-for-sale	153,199	159,004
Other current liabilities	139,300	140,199
Total current liabilities	606,967	597,281
Long-term debt	1,382,140	1,336,995
Retirement plan liabilities	48,505	46,601
Operating lease liabilities	73,537	75,246
Liabilities of assets held-for-sale	6,358	9,463
Environmental liabilities	26,494	26,880
Deferred tax liabilities	33,425	30,069
Other liabilities	47,804	45,277
Total liabilities	2,225,230	2,167,812
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	145,966	145,448
Additional paid-in capital	232,463	225,759
Accumulated other comprehensive loss	(544,606)	(567,636)
Retained earnings	1,593,477	1,614,441
Treasury stock	(849,808)	(848,570)
Total Enviri Corporation stockholders’ equity	577,492	569,442
Noncontrolling interests	49,915	53,600
Total equity	627,407	623,042
Total liabilities and equity	$2,852,637	$2,790,854

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(15,838)	$(104,496)	$(24,428)	$(143,176)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	34,457	32,463	67,496	66,067
Amortization	8,067	8,481	16,032	17,067
Deferred income tax (benefit) expense	7,678	(6,121)	7,622	(10,396)
Equity (income) loss of unconsolidated entities, net	309	114	442	245
Dividends from unconsolidated entities	—	348	—	526
(Gain) loss on early extinguishment of debt	—	(2,254)	—	(2,254)
Goodwill impairment charge	—	104,580	—	104,580
Property, plant and equipment impairment charge	14,099	—	14,099	—
Other, net	3,137	761	4,146	1,020
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(41,850)	102,971	(56,383)	87,607
Income tax refunds receivable, reimbursable to seller	—	—	—	7,687
Inventories	582	(3,825)	(7,952)	(8,435)
Contract assets	(15,233)	2,993	(3,535)	7,836
Right-of-use assets	8,369	7,307	16,211	14,383
Accounts payable	(4,775)	17,192	12,960	18,847
Accrued interest payable	6,806	6,653	(192)	(740)
Accrued compensation	1,851	(192)	9,194	(5,884)
Advances on contracts	(7,387)	(5,818)	(12,978)	(13,626)
Operating lease liabilities	(7,588)	(7,032)	(14,790)	(14,095)
Retirement plan liabilities, net	(6,282)	(7,068)	(5,468)	(21,587)
Other assets and liabilities	4,876	4,997	5,714	12,067
Net cash provided (used) by operating activities	(8,722)	152,054	28,190	117,739
Cash flows from investing activities:
Purchases of property, plant and equipment	(44,195)	(28,833)	(66,341)	(61,791)
Proceeds from sales of assets	616	615	1,439	6,591
Expenditures for intangible assets	(391)	(46)	(427)	(100)
Proceeds from note receivable	11,238	8,605	11,238	8,605
Net proceeds from settlement of foreign currency forward exchange contracts	(1,196)	3,938	(2,408)	4,999
Payments for settlements of interest rate swaps	—	(1,061)	—	(2,123)
Other investing activities, net	52	29	84	153
Net cash used by investing activities	(33,876)	(16,753)	(56,415)	(43,666)
Cash flows from financing activities:
Short-term borrowings, net	3,630	(2,082)	601	(31)
Current maturities and long-term debt:
Additions	64,996	32,956	123,996	104,961
Reductions	(33,527)	(150,295)	(90,727)	(152,861)
Contributions from noncontrolling interests	1,654	—	1,654	—
Sale of noncontrolling interests	—	1,901	—	1,901
Stock-based compensation - Employee taxes paid	(308)	(321)	(1,238)	(1,698)
Payment of contingent consideration	—	—	—	(6,915)
Net cash (used) provided by financing activities	36,445	(117,841)	34,286	(54,643)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(717)	(6,206)	(1,789)	(5,751)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(6,870)	11,254	4,272	13,679
Cash and cash equivalents, including restricted cash, at beginning of period	96,236	89,553	85,094	87,128
Cash and cash equivalents, including restricted cash, at end of period	$89,366	$100,807	$89,366	$100,807
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ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	June 30, 2023		June 30, 2022
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$289,593	$12,733	$277,599	$23,547
Clean Earth	230,575	23,034	203,453	(111,668)
Corporate	—	(11,452)	—	(8,882)
Consolidated Totals	$520,168	$24,315	$481,052	$(97,003)

	Six Months Ended		Six Months Ended
	June 30, 2023		June 30, 2022
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$562,782	$35,018	$539,650	$41,814
Clean Earth	453,039	39,505	394,199	(112,965)
Corporate	—	(21,203)	—	(18,104)
Consolidated Totals	$1,015,821	$53,320	$933,849	$(89,255)

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended				Six Months Ended
	June 30				June 30
	2023		2022		2023		2022
Diluted earnings (loss) per share from continuing operations, as reported	$(0.18)		$(1.34)		$(0.30)		$(1.44)
Facility fees and debt-related expense (income) (a)	—		(0.03)		—		(0.02)
Corporate strategic costs (b)	0.01		—		0.02		—
Harsco Environmental net gain on lease incentive (c)	(0.04)		—		(0.12)		—
Harsco Environmental property, plant and equipment impairment charge, net of noncontrolling interest (d)	0.10		—		0.10		—
Clean Earth segment goodwill impairment charge (e)	—		1.32		—		1.32
Clean Earth segment severance costs (f)	—		0.01		—		0.02
Taxes on above unusual items (g)	0.05		(0.04)		0.07		(0.04)
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.06)	(i)	(0.07)	(i)	(0.24)	(i)	(0.16)
Acquisition amortization expense, net of tax (h)	0.07		0.08		0.14		0.16
Adjusted diluted earnings (loss) per share from continuing operations	$0.01		$0.01		$(0.10)		$—
(a)Income related to a gain on the repurchase of $25.0 million of Senior Notes, partially offset by costs incurred at Corporate to amend the Company's Senior Secured Credit Facilities (Q2 2022 $2.1 million pre-tax income; six months 2022 $1.6 million pre-tax income) .
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies (Q2 2023 $0.7 million pre-tax expense; six months ended 2023 $1.3 million pre-tax expense). 2022 included the relocation of the Company's headquarters, in addition to other certain strategic costs incurred at Corporate (Q2 2022 $0.2 million pre-tax expense; six months 2022 $0.2 million pre-tax income).
(c)Net gain recognized for a lease modification that resulted in a lease incentive for the Company for a site relocation prior the end of the expected lease term (Q2 2023 $3.0 million pre-tax income; six months ended 2023 $9.8 million pre-tax income).
(d)Non-cash property, plant and equipment impairment charge related to abandoned equipment at a Harsco Environmental site, net of noncontrolling interest impact (Q2 2023 and six months ended 2023 net $7.9 million, which includes $14.1 million pre-tax expense, net of $6.2 million that represents the noncontrolling partner's share of the impairment charge).
(e)Non-cash goodwill impairment charge in the Clean Earth segment (Q2 2022 and six months 2022 $104.6 million pre-tax expense).
(f)Severance and related costs incurred in the Clean Earth segment (Q2 2022 $1.1 million pre-tax expense; six months 2022 $1.4 million pre-tax expense).
(g)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded.
(h)Pre-tax acquisition amortization expense was $7.1 million and $7.8 million in Q2 2023 and 2022, respectively, and after-tax was $5.5 million and $6.2 million in Q2 2023 and 2022, respectively. Pre-tax acquisition amortization expense was $14.1 million and $15.8 million for the six months ended 2023 and 2022, respectively, and after-tax was $10.9 million and $12.4 million for the six months ended 2023 and 2022, respectively.
(i)Does not total due to rounding.

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ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)

	Projected			Projected
	Three Months Ending			Twelve Months Ending
	September 30			December 31
	2023			2023
	Low	High		Low		High
Diluted earnings (loss) per share from continuing operations	$(0.14)	$(0.06)		$(0.58)		$(0.42)
Corporate strategic costs	—	—		0.02		0.02
Harsco Environmental segment net gain on lease incentive	—	—		(0.12)		(0.12)
Harsco Environmental property, plant and equipment impairment charge, net of noncontrolling interest	—	—		0.10		0.10
Taxes on above unusual items	—	—		0.07		0.07
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.14)	(0.06)		(0.52)	(b)	(0.36)	(b)
Estimated acquisition amortization expense, net of tax	0.07	0.07		0.27		0.27
Adjusted diluted earnings (loss) per share from continuing operations	$(0.07)	$—	(b)	$(0.25)		$(0.09)
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Corporate	Consolidated Totals

Three Months Ended June 30, 2023:
Operating income (loss), as reported	$12,733	$23,034	$(11,452)	$24,315
Corporate strategic costs	—	—	697	697
Harsco Environmental segment net gain on lease incentive	(3,000)	—	—	(3,000)
Harsco Environmental property, plant and equipment impairment charge	14,099	—	—	14,099
Operating income (loss) excluding unusual items	23,832	23,034	(10,755)	36,111
Depreciation	28,354	5,547	556	34,457
Amortization	1,008	6,113	—	7,121
Adjusted EBITDA	$53,194	$34,694	$(10,199)	$77,689
Revenues as reported	$289,593	$230,575		$520,168
Adjusted EBITDA margin (%)	18.4%	15.0%		14.9%

Three Months Ended June 30, 2022:
Operating income (loss), as reported	$23,547	$(111,668)	$(8,882)	$(97,003)
Corporate strategic costs	—	—	229	229
Clean Earth segment goodwill impairment charge	—	104,580	—	104,580
Clean Earth segment severance costs	—	1,148	—	1,148
Operating income (loss) excluding unusual items	23,547	(5,940)	(8,653)	8,954
Depreciation	27,467	4,536	460	32,463
Amortization	1,714	6,131	—	7,845
Adjusted EBITDA	$52,728	$4,727	$(8,193)	$49,262
Revenues as reported	$277,599	$203,453		$481,052
Adjusted EBITDA margin (%)	19.0%	2.3%		10.2%

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Corporate	Consolidated Totals

Six Months Ended June 30, 2023:
Operating income (loss), as reported	$35,018	$39,505	$(21,203)	$53,320
Corporate strategic costs	—	—	1,266	1,266
Harsco Environmental segment net gain on lease incentive	(9,782)	—	—	(9,782)
Harsco Environmental property, plant and equipment impairment charge	14,099	—	—	14,099
Operating income (loss) excluding unusual items	39,335	39,505	(19,937)	58,903
Depreciation	55,914	10,474	1,108	67,496
Amortization	2,007	12,142	—	14,149
Adjusted EBITDA	97,256	62,121	(18,829)	140,548
Revenues as reported	$562,782	$453,039		$1,015,821
Adjusted EBITDA margin (%)	17.3%	13.7%		13.8%

Six Months Ended June 30, 2022:
Operating income (loss), as reported	$41,814	$(112,965)	$(18,104)	$(89,255)
Corporate strategic costs	—	—	(219)	(219)
Clean Earth segment goodwill impairment charge	—	104,580	—	104,580
Clean Earth segment severance costs	—	1,448	—	1,448
Operating income (loss) excluding unusual items	41,814	(6,937)	(18,323)	16,554
Depreciation	55,539	9,637	891	66,067
Amortization	3,542	12,206	—	15,748
Adjusted EBITDA	100,895	14,906	(17,432)	98,369
Revenues as reported	$539,650	$394,199		$933,849
Adjusted EBITDA margin (%)	18.7%	3.8%		10.5%
                                                16

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended June 30
(In thousands)	2023	2022
Consolidated income (loss) from continuing operations	$(18,607)	$(105,605)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	309	114
Income tax (benefit) expense	10,319	(3,115)
Defined benefit pension expense (income)	5,407	(2,247)
Facility fees and debt-related expense (income)	2,730	(2,149)
Interest expense	25,724	16,692
Interest income	(1,567)	(693)
Depreciation	34,457	32,463
Amortization	7,121	7,845

Unusual items:
Corporate strategic costs	697	229
Harsco Environmental segment net gain on lease incentive	(3,000)	—
Harsco Environmental property, plant and equipment impairment charge	14,099	—
Clean Earth segment goodwill impairment charge	—	104,580
Clean Earth segment severance costs	—	1,148
Consolidated Adjusted EBITDA	$77,689	$49,262

                                                17

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Six Months Ended June 30
(In thousands)	2023	2022
Consolidated income (loss) from continuing operations	$(27,229)	$(111,779)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	442	245
Income tax (benefit) expense	17,242	(1,894)
Defined benefit pension expense (income)	10,742	(4,657)
Facility fee and debt-related expense (income)	5,093	(1,617)
Interest expense	50,052	31,784
Interest income	(3,022)	(1,337)
Depreciation	67,496	66,067
Amortization	14,149	15,748

Unusual items:
Corporate strategic costs	1,266	(219)
Harsco Environmental segment net gain on lease incentive	(9,782)	—
Harsco Environmental property, plant and equipment impairment charge	14,099	—
Clean Earth segment goodwill impairment charge	—	104,580
Clean Earth segment severance costs	—	1,448
Adjusted EBITDA	$140,548	$98,369

                                                18

ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected				Projected
	Three Months Ending				Twelve Months Ending
	September 30				December 31
	2023				2023
(In millions)	Low		High		Low	High
Consolidated loss from continuing operations	$(11)		$(5)		$(49)	$(36)

Add back (deduct):
Income tax (income) expense	3		5		19	23
Facility fees and debt-related (income) expense	2		2		10	10
Net interest	24		23		95	94
Defined benefit pension (income) expense	5		5		22	21
Depreciation and amortization	43		43		168	168

Unusual items:
Corporate strategic costs	—		—		1	1
Harsco Environmental net gain on lease incentive	—		—		(10)	(10)
Harsco Environmental property, plant and equipment impairment charge	—		—		14	14
Consolidated Adjusted EBITDA	$67	(b)	$74	(b)	$270	$285
(a) Excludes former Harsco Rail Segment
(b) Does not total due to rounding.

                                                19

ENVIRI CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2023	2022	2023	2022
Net cash provided (used) by operating activities	$(8,722)	$152,054	$28,190	$117,739
Less capital expenditures	(44,195)	(28,833)	(66,341)	(61,791)
Less expenditures for intangible assets	(391)	(46)	(427)	(100)
Plus capital expenditures for strategic ventures (a)	1,465	180	1,951	508
Plus total proceeds from sales of assets (b)	616	615	1,439	6,591
Plus transaction-related expenditures (c)	128	218	128	1,096
Harsco Rail free cash flow deficit/(benefit)	27,630	7,667	23,685	38,988
Free cash flow	$(23,469)	$131,855	$(11,375)	$103,031
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with certain debt refinancing transactions.

                                                20

ENVIRI CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited) (a)
	Projected Twelve Months Ending December 31
	2023
(In millions)	Low	High
Net cash provided by operating activities	$151	$181
Less net capital / intangible asset expenditures	(125)	(135)
Plus capital expenditures for strategic ventures	4	4
Free cash flow	$30	$50

(a) Excludes former Harsco Rail Segment

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